                                                                    EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                _____________________________________________

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                _____________________________________________


                   AMERICAN STOCK TRANSFER & TRUST COMPANY
             (Exact name of trustee as specified in its charter)

           New York                                    13-3439945
    (State of incorporation                         (I.R.S. employer
    if not a national bank)                        identification No.)

        40 Wall Street                                   10005
      New York, New York                               (Zip Code)
             (Address of trustee's principal executive offices)

                _____________________________________________


                          ICN PHARMACEUTICALS, INC.
             (Exact name of obligor as specified in its charter)


              Delaware                                  33-0628076

(State or other jurisdiction of                  (I.R.S. employer
    incorporation or organization)                  identification No.)

         3300 Hyland Avenue                                92626
       Costa Mesa, California                            (Zip Code)
                    (Address of principal executive offices)

                _____________________________________________

                % Convertible Subordinated Debentures due 2004
                     (Title of the Indenture Securities)

                                   GENERAL

1.  General Information.
    -------------------
    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

        The Trustee is authorized to exercise corporate trust powers.

2.  Affiliations with Obligor and Underwriters.
    ------------------------------------------

    If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

3.  Voting Securities of the Trustee.
    --------------------------------

    Furnish the following information as to each class of voting securities of the trustee:

                            As of October 26, 1994

________________________________________________________________________________
                  COL. A                                    COL. B
________________________________________________________________________________
             Title of Class                           Amount Outstanding
________________________________________________________________________________
Common Shares -- par value $600 per share.               1,000 shares

4.  Trusteeships under Other Indentures.
    -----------------------------------

    None.

5.  Interlocking Directorates and Similar Relationships with the Obligor or
    -----------------------------------------------------------------------
    Underwriters.
    ------------

    None.

6.  Voting Securities of the Trustee Owned by the Obligor or its Officials.
    ----------------------------------------------------------------------
    None.

7.  Voting Securities of the Trustee Owned by Underwriters or their Officials.
    -------------------------------------------------------------------------
    None.

8.  Securities of the Obligor Owned or Held by the Trustee.
    ------------------------------------------------------
    None.

9.  Securities of Underwriters Owned or Held by the Trustee.
    -------------------------------------------------------
    None.

10. Ownership or Holdings by the Trustee of Voting Securities of Certain
    --------------------------------------------------------------------
    Affiliates or Security Holders of the Obligor.
    ---------------------------------------------
    None.

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning
    -------------------------------------------------------------------------
    50 Percent or More of the Voting Securities of the Obligor.
    ----------------------------------------------------------
    None.

12. Indebtedness of the Obligor to the Trustee.
    ------------------------------------------
    None.

13. Defaults by the Obligor.
    -----------------------
    None.

14. Affiliations with the Underwriters.
    ----------------------------------
    None.

15. Foreign Trustee.
    ---------------
    Not applicable.

16.  List of Exhibits.
     -----------------

     T-1.1 - A copy of the Organization Certificate of American Stock Transfer & Trust Company, as amended to date including authority to commence business and exercise trust powers was filed in connection with the Registration Statement of Live Entertainment, Inc., File No. 33-54654, and is incorporated herein by reference.

     T-1.4 - A copy of the By-Laws of American Stock Transfer & Trust Company, as amended to date was filed in connection with the Registration Statement of Live Entertainment, Inc., File
                No. 33-54654, and is incorporated herein by reference.

     T-1.6 - The consent of the Trustee required by Section 312(b) of the Trust Indenture Act of 1939. - Exhibit A.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. - Exhibit B.

             ---------------------------------------------------

                                  SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, American Stock Transfer and Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of October 1994.

                                         AMERICAN STOCK TRANSFER
                                            AND TRUST COMPANY
                                                Trustee



                                      By:    /s/ Herbert J. Lemmer
                                         -----------------------------
                                                Vice President

                                                                       EXHIBIT A
                                                                       ---------






Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, and subject to the limitations therein contained, American Stock Transfer & Trust Company hereby consents that reports of examinations of said corporation by Federal, State, Territorial or District authorities may be furnished by such authorities to you upon request therefor.

                                                Very truly yours,

                                                AMERICAN STOCK TRANSFER
                                                & TRUST COMPANY



                                                By    /s/ Herbert J. Lemmer
                                                   ----------------------------
                                                          Vice President


                                                              Board of Governors of the Federal Reserve System
                                                              OMB Number: 7100-0024

                                                              Federal Deposit Insurance Corporation
                                                              OMB Number: 3064-0052

                                                              Office of the Comptroller of the Currency
                                                              OMB Number: 1557-0081

Federal Financial Institutions Examination Council            Expires July 31, 1994
- ----------------------------------------------------------------------------------------------------------------
                                                              Please refer to page i,                     1
                                                              Table of Contents, for
[LOGO]                                                        the required disclosure
                                                              of estimated burden.
- ---------------------------------------------------------------------------------------------------------------

Consolidated Reports of Condition and Income for
A Bank With Domestic Offices Only and
Total Assets of Less Than $100 Million--FFIEC 034
                                                  (940630)
                                                 -----------
Report at the close of business June 30, 1994    (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only.
Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
- -------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,              Michael Karfunkel - President
   -------------------------------------------------------
     Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

           /s/      MICHAEL KARFUNKEL
- ----------------------------------------------------------
Signature of Officer Authorized to Sign Report

                     July 28, 1994
- ----------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been axamined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

          /s/      GEORGE KARFUNKEL
- ----------------------------------------------------------
Director (Trustee)

          /s/       LEAH KARFUNKEL
- ----------------------------------------------------------
Director (Trustee)

          /s/       HENRY REINHOLD
- ----------------------------------------------------------
Director (Trustee)

- --------------------------------------------------------------------------------

Return the original and one copy to:

State of New York Banking Department
Domestic Commercial Banks Division
Two Rector Street
New York, New York 10006

National Banks: Return the original only in the special return address envelope provided. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2139 Espey Court, Crofton, MD 21114.

- ----------------------------------------------------------
                                                                __
                                                                  |
        Banks should affix the address label in this space.

                 American Stock Transfer & Trust Company
        ----------------------------------------------------------
        Legal Title of Bank (TEXT 9010)


        ----------------------------------------------------------
        City (TEXT 9130)


        ----------------------------------------------------------

                    New York, New York          10005
        ----------------------------------------------------------
        State Abbrev. (TEXT 9200)        Zip Code (TEXT 9220)

|__                                                              __|

      Board of Governors of the Federal Reserve System, Federal Deposit
       Insurance Corporation, Office of the Comptroller of the Currency

Affix the address label in this space

American Stock Transfer & Trust Company
- ---------------------------------------------------
Legal Title of Bank

- ---------------------------------------------------
City

New York, New York      10005
- ----------------------------------------------------
State                   Zip Code

FDIC Certificate Number _____________________________

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                   C100
                                                                                                                ----------
                                                                           Dollar Amounts in Thousands          Mil  Thou
                                                                                                                ---- -----
ASSETS
1. Cash and balances due from depository institutions:
                                                                                                         RCON
    a. Noninterest-bearing balances and currency and coin(1)(2)...............................           0061      1   551  1.a.
                                                                                                         RCON
    b. Interest-bearing balances(3)...........................................................           0071               1.b.
2. Securities:
                                                                                                         RCON
    a. Held-to-maturity securities (from Schedule RC-B, column A).............................           1754               2.a.
                                                                                                         RCON
    b. Available-for-sale securities (from Schedule RC-B, column D)...........................           1773      7   602  2.b.
3. Federal funds sold and securities purchased under agreements to resell:
                                                                                                         RCON
    a. Federal funds sold(4)..................................................................           0276               3.a.
                                                                                                         RCON
    b. Securities purchased under agreements to resell(5).....................................           0277               3.b.
4. Loans and lease financing receivables:
                                                                                                 RCON
    a. Loans and leases, net of unearned income (from Schedule (RC-C).........................   2122                       4.a.
                                                                                                 RCON
    b. LESS: Allowance for loan and lease losses..............................................   3123                       4.b.
                                                                                                 RCON
    c. LESS: Allocated transfer risk reserve..................................................   3125                       4.c.
    d. Loans and leases, net of unearned income, allowance, and reserve (Item 4.a minus 4.b              RCON
       and 4.c................................................................................           2125               4.d.
                                                                                                         RCON
5. Assets held in trading accounts............................................................           3545               5.
                                                                                                         RCON
6. Premises and fixed assets (including capitalized leases)...................................           2145      3   072  6.
                                                                                                         RCON
7. Other real estate owned (from Schedule RC-M)...............................................           2150               7.
                                                                                                         RCON
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...           2130               8.
                                                                                                         RCON
9. Customers' liability to this bank on acceptances outstanding...............................           2155               9.
                                                                                                         RCON
10. Intangible assets (from Schedule RC-F)....................................................           2143               10.
                                                                                                         RCON
11. Other assets (from Schedule RC-F).........................................................           2160
4   355  11.
                                                                                                         RCON
12. a. Total assets (sum of Items 1 through 11................................................           2170     16   580  12.a.
                                                                                                         RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j) (from Schedule RC-M).....................           0306               12.b.
                                                                                                         RCON
    c. Total assets and losses deferred pursuant to U.S.C. 1823(j) (from Schedule RC-M).......           0307     16   580  12.c.

- ---------------

(1) Includes cash items in process of collection and unposted debits. Report deposit accounts "due from" depository institutions that are overdrawn in Schedule RC, item 16, "Other borrowed money."

(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, Items 2 and 3.

(3) Includes time certificates of deposit not held in trading accounts.

(4) Report "term federal funds sold" in Schedule RC, Item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part 1.

(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, Item 3.a, "Federal funds sold."

                                                                                                                C100
                                                                                                              ---------
                                                                         Dollar Amounts in Thousands          Mil  Thou
                                                                                                              ---- ----
LIABILITIES
13. Deposits:
                                                                                                       RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)............           2200              13.a.
                                                                                               RCON
       (1) Noninterest-bearing(1)...........................................................   0631                      13.a.(1)
                                                                                               RCON
       (2) Interest-bearing.................................................................   0656                      13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs........................
       (1) Noninterest-bearing(1)...........................................................
       (2) Interest-bearing.................................................................
14. Federal funds purchased and securities sold under agreements to repurchase:
                                                                                                       RCON
    a. Federal Funds purchased(2)...........................................................           0272              14.a.
                                                                                                       RCON
    b. Securities sold under agreements to repurchase(3)....................................           0279              14.b.
                                                                                                       RCON
15. a. Demand notes issued to the U.S. Treasury.............................................           2340              15.a.
                                                                                                       RCON
    b. Trading liabilities..................................................................           3548              15.b.
16. Other borrowed money:
                                                                                                       RCON
    a. With original maturity of one year or less...........................................           2332          5   16.a.
                                                                                                       RCON
    b. With original maturity of more than one year.........................................           2333              16.b.
                                                                                                       RCON
17. Mortgage indebtedness and obligations under capitalized leases..........................           2910              17.
                                                                                                       RCON
18. Bank's liability on acceptances executed and outstanding................................           2920              18.
                                                                                                       RCON
19. Subordinated notes and debentures.......................................................           3200              19.
                                                                                                       RCON
20. Other liabilities (from Schedule RC-G)..................................................           2930      1 456   20.
                                                                                                       RCON
21. Total liabilities (sum of items 13 through 20)..........................................           2945      1 461
                                                                                                       RCON
22. Limited-life preferred stock and related surplus........................................           3262              22.
EQUITY CAPITAL
                                                                                                       RCON
23. Perpetual preferred stock and related surplus...........................................           3638              23.
                                                                                                       RCON
24. Common Stock............................................................................           3230        600   24.
                                                                                                       RCON
25. Surplus (exclude all surplus related to preferred stock)................................           3639      6 378   25.
                                                                                                       RCON
26. a. Undivided profits and capital reserves...............................................           3632      8 419   26.a.
                                                                                                       RCON
26. b. Net unrealized holding gains (losses) in available-for-sale securities...............           3434       (278)  26.b.
27. Cumulative foreign currency translation adjustments.....................................
                                                                                                       RCON
28. a. Total equity capital (sum of items 23 through 27)....................................           3210     15 119   28.a.
                                                                                                       RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j) (from Schedule RC-M)...................           0306              28.b.
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items            RCON
       28.a and 28.b).......................................................................           3559     15 119   28.c.
29. Total liabilities, limited-life preferred stock, equity capital, and losses deferred               RCON
    pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c)...........................           3257     16 580   29.

Memorandum

To be reported only with the March Report of Condition.

                                                                                                                Number
                                                                                                             -------------
1. Indicate in the box at the right the number of the statement below that best describes the most
   comprehensive level of auditing work performed for the bank by independent external auditors as of any    RCON
   date during 1993.......................................................................................   6724             M.1.

1=Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2=Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3=Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4=Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5=Review of the bank's financial statements by external auditors

6=Compilation of the bank's financial statements by external auditors

7=Other audit procedures (excluding tax preparation work)

8=No external audit work

- ---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."

(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in schedule RC, Item 14.a., "Federal funds purchased."